UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 28, 2008

Dynamic Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-131224	20-4028175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

78 South Street ,Suite 202, Wrentham, MA	02093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	508 463 6290

(Former name or former address, if changed since last report.)

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01   Other Events.

On April 2, 2008 at 3:50 p.m. ET the company issued a press release announcing an agreement in terms to acquire Universal Tracking Solutions.  The company will also execute a 1 for 10 reverse split on its stock with an effective date of April 15, 2008.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 2, 2008 announcing acquisition of UTS and reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynamic Natural Resources Inc.

April 28, 2008	By:	/s/ Scott Masse
Scott Masse
CEO